SCHEDULE 14C INFORMATION


                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


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      14a-6(e)(2))
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[ ]   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                 FONECASH, INC.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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                                 FONECASH, INC.

                              INFORMATION STATEMENT


THIS IS AN INFORMATION STATEMENT, AND NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE NOT REQUESTED TO SEND IN A PROXY


To All Stockholders of FONECASH, INC.

Please be advised that the Board of Directors and the shareholders holding a majority of the shares eligible to vote of FONECASH, INC., a Delaware corporation (the "Company"), dated January 16, 2002, each voted to amend the Certificate of Incorporation of the Company to change authorized number of shares from 20,000,000 million shares of Common Stock, par value $0.0001 and 5,000,000 shares of preferred stock, par value $0.0001, to 500,000,000 million shares of Common Stock, par value $0.0001 and 10,000,000 shares of preferred stock, par value $0.001, for a total of 510,000,000 shares authorized (the "Authorization Change").

The Authorization Change is more fully described in the accompanying Information Statement and the exhibits thereto, which form a part of this Notice.

Thank you for your support of our company.

Sincerely,

Daniel E. Charboneau
Chairman and President
New York, New York




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                                 FONECASH, INC.
                           90 Park Avenue, Suite 1700
                            New York, New York 10016
                                 (212) 984-0641

                              INFORMATION STATEMENT

                                     GENERAL

     This Information Statement is furnished in connection by the Board of Directors of FONECASH, INC. (the "Company"), in connection with the stockholder approval of certain amendments to the Certificate of Incorporation and other actions taken.

     The Company's Board of Directors approved the resolution on January 16, 2002, and a Written Consent of Shareholders was executed dated as of January 16, 2002.

     As a result of these actions, the Company will, effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware, change its authorized capital.


SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of the Record Date concerning the beneficial ownership of the Common Stock, (i) by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock; (ii) by each director; (iii) by each executive officer; and (iv) by all executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock.

         Name & Address of            Amount Shares               % of Class
         Beneficial Owner           Beneficially Owned              Owned
         -----------------------  ----------------------       ---------------
         Daniel E. Charboneau           4,111,387                  29.0%
         215 Central Park Ave.
         Hartsdale, NY 10530

         John Jiann-Shong Wu            2,000,000                  14.0%
         21 Street, 6 Fl,
         No. 211
         Chung-Cheng 4 Road
         Kaoshiung, Taiwan

Total Shares of Officers
and Directors as a Group (2 persons)    6,046,387                  43.0%


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                        APPROVAL OF AUTHORIZATION CHANGE

The Board of Directors and the shareholders holding a majority of the shares eligible to vote of FONECASH, INC., a Delaware corporation (the "Company"), dated January 16, 2002, each voted to amend the Certificate of Incorporation of the Company to change authorized number of shares from 20,000,000 million shares of Common Stock, par value $0.0001 and 5,000,000 shares of preferred stock, par value $0.0001, to 500,000,000 million shares of Common Stock, par value $0.0001 and 10,000,000 shares of preferred stock, par value $0.001, for a total of 510,000,000 shares authorized by means of an amendment to the Company's
Certificate of Incorporation. The Board of Directors has adopted resolutions approving the Authorization Change and recommending that the Authorization Change be submitted to the Stockholders for their approval at the Special Meeting. The proposed amendment to the Certificate of Incorporation has been approved by the requisite number of shares of Common Stock entitled to vote on a Written Consent in Lieu of Shareholder's Meeting, the Authorization Change and the amendment to the Company's Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of Delaware.

     Holders of shares of the Company's Common Stock do not and will not have preemptive rights pursuant to the Company's Certificate of Incorporation. The increase in the authorized number of shares of Common Stock is intended to provide sufficient shares of Common Stock to be issued for future financing.

     The Board of Directors determined that it was in the best interests of the Company to make this change at this time, due to the fact that the Company has issued almost the entire authorized amount of shares, or has commitments to raise capital by the issuance of additional shares that will result in additional shares being issued over the amount set forth in the Certificate of Incorporation. Accordingly, the Board of Directors decided that Article "FOURTH" of the Company's Certificate of Incorporation would be amended to change the Company's authorized capital to 500,000,000 million shares of Common Stock and 10,000,000 shares of preferred stock. No other change to any of the rights and preferences of the Common Stock or Preferred is being made.

     Additional authorized shares may be issued on such terms and at such times as the Board of Directors may determine without further action by the shareholders, unless otherwise required by the applicable laws or regulations. Except in certain cases such as a stock dividend or stock split, the issuance of additional shares will have the effect of diluting the voting power of existing shareholders and therefore may have an anti-takeover effect.

                                           By Order of the Board of Directors

                                           /s/Judy S. Park
                                           --------------------------
                                           Judy S. Park
                                           Corporate Secretary

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EXHIBIT A
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

     FoneCash, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of the Corporation held on December 27, 2001, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling a special meting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the certificate of incorporation of this Corporation be amended by changing Article FOURTH thereof so that, as amended, said Article shall be and read as follows:

          "Fourth: The total number of shares of stock which the Corporation shall have authority to issue is 510,000,000. Of such shares, five hundred million (500,000,000) are to be Common Stock with a par value of $0.0001 per share and ten million
     (10,000,000) are to be Preferred Stock, with a par value of $0.0001 per share."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the Stockholders owning a majority of the outstanding shares of the Common Stock of said Corporation was duly executed, approving the above amendment and notice of said action by written consent, was furnished to all stockholders of the Corporation pursuant to Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS THEREOF, said FoneCash, Inc., has caused this certificate to be signed by Daniel E. Charboneau, its President and Judy S. Park, its Secretary, this 16th.day of January, 2002

                                            By:____________________________
                                                       President

                                            Attest:__________________________
                                                        Secretary



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